UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010

QUANTRX BIOMEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-17119	33-0202574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300
Doylestown, Pennsylvania  18901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 20, 2010, QuantRx Biomedical Corporation, a Nevada corporation, delivered notice to NuRx Pharmaceuticals, Inc., a Nevada corporation, terminating, effective immediately, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 29, 2010, by and among QuantRx Biomedical Corporation, NP Acquisition Corporation, a Nevada corporation and a wholly-owned subsidiary of QuantRx, and NuRx Pharmaceuticals, Inc.

QuantRx terminated the Merger Agreement pursuant to Section 7.02(b) thereof, which permits any party to the Merger Agreement to terminate the Merger Agreement if the merger contemplated thereby was not consummated on or before June 30, 2010.  QuantRx did not incur any termination penalties as a result of such termination.

QuantRx and NuRx are currently parties to a joint venture, the purpose of which is to research, develop and commercialize products incorporating the lateral flow strip technology and related lateral flow strip readers.

QuantRx filed a Current Report on Form 8-K regarding the execution of the Merger Agreement with the Securities and Exchange Commission on January 29, 2010.  QuantRx filed a Current Report on Form 8-K regarding its joint venture with NuRx with the SEC on August 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Dated: July 22, 2010	By: /s/ Walter Witoshkin
Name: Walter Witoshkin
Title: Chairman and Chief Executive Officer